Exhibit 99.2

Certain of the statements contained in this presentation should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward- looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Forward-looking statements

Third-quarter results • Record third quarter revenue of ~$13.5 billion • Excluding net special items1, third quarter net income of $263 million • Record third-quarter completion factor • Best third-quarter completion factor of the U.S. network carriers • Ended the third quarter with ~$13.5 billion of total available liquidity • Credit ratings upgraded by Fitch, Moody’s and Standard & Poor’s during the third quarter 1. See GAAP to non-GAAP reconciliations at the end of this presentation.

3Q 2019 3Q 2023 New AAdvantage® member accounts AAdvantage® remains strong • AAdvantage® continues to grow, with enrollments up 50% vs. 3Q 2019 + 50% vs. 3Q 2019

53% 67% 78% 47% 33% 22% 3Q 2019 3Q 2022 3Q 2023 Booking Contribution by Distribution Technology Modern Distribution Technology Legacy Technology Third-quarter bookings contribution • American continues to see an increase in bookings from modern distribution technology Note: May not recalculate due to rounding. 1. Modern Distribution Technology includes website, mobile app and NDC direct bookings. 1

Financial update

Third-quarter financial results Note: May not recalculate due to rounding. 1. See GAAP to non-GAAP reconciliation at the end of this presentation. GAAP Non-GAAP1 (in millions, except share and per share amounts) 3Q 2023 3Q 2022 3Q 2023 3Q 2022 Operating Income (Loss) ($223) $930 $728 $969 Pre-Tax Income (Loss) ($690) $658 $362 $640 Net Income (Loss) ($545) $483 $263 $478 Earnings (Loss) per common share: Basic ($0.83) $0.74 $0.40 $0.73 Diluted ($0.83) $0.69 $0.38 $0.69 Weighted average shares outstanding (in thousands): Basic 654,119 650,586 654,119 650,586 Diluted 654,119 715,985 722,087 715,985

Deleveraging supported by moderate capex Younger fleet drives lower capex Note: May not recalculate due to rounding. 1. Source: Company filings. 2021 includes net inflows from return of PDPs. $5.2 $2.0 $0.2 $2.5 $2.7 ~ $3.0 - $3.3 20 14 - 20 19 A vg . 20 20 A 20 21 A 20 22 A 20 23 E 20 24 E Total capex1 (in billions) Most flexible balance sheet the airline has had since the merger: • Well-laddered, moderate capex profile through the end of the decade • Sizable, high quality borrowing capacity (>$11B) and unencumbered asset base (>$5B) that allows proactive approach to 2025 maturities

54 (0.8) (1.0) (1.2) (0.6) ~(3.5) ~(4.4) 43 2Q 2021 Total Debt 2019 Unsecured Spare Parts Term Loan LGA/DCA Term Loan 2020 Secured / Unsecured Amortizing Debt Lease & Pension YE 2023E Total Debt Balance sheet strengthening continues ~11.5B Peak • On track to reduce total debt1 from peak levels by ~$11.5 billion by the end of 2023 ($ in billions) 1. Total debt includes debt, finance leases, operating lease liabilities and pension obligations. 2. Net of new financings. 2 Total debt1 reduction

Fourth-quarter and full-year outlook

	4Q 2023	FY 2023
Total capacity (ASMs) (vs. 2022)	~ +4.5% to +6.5%	~ +6.5%
TRASM (vs. 2022)	~ -5.5% to -7.5%	~ +1%
CASM-ex[1] (vs. 2022)	~ +5% to +7%	~ +3%
Fuel ($/gallon)[2]	~ $3.01 to $3.11	
Adjusted operating margin[1]	~ 2% to 4%	~ 7%
Adjusted earnings per diluted share[1]	~ Breakeven	~ $2.25 to $2.50

1. CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure. All adjusted operating margin and adjusted earnings per diluted share guidance excludes the impact of net special items and are non-GAAP measures. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.

2. Consumption of ~1,050 million gallons in 4Q 2023, based on October 12, 2023 forward fuel curve.

Visit our new Robert L. Crandall Campus website at aa.com/campus October 19, 2023

GAAP to non-GAAP reconciliation Reconciliation of GAAP Financial Information to Non-GAAP Financial Information American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: - Operating Income (Loss) (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure) - Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure) - Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure) - Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure) - Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure) - Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure) Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to non-GAAP reconciliation

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended September 30, 2023	3 Months Ended September 30, 2022	Percent Increase (Decrease)	9 Months Ended September 30, 2023	9 Months Ended September 30, 2022	Percent Increase (Decrease)
	(in millions)			(in millions)		
Operating income (loss) as reported	$ (223)	$ 930		$ 2,378	$ 225	
Operating net special items:						
Mainline operating special items, net [1]	949	37		962	189	
Regional operating special items, net	2	2		8	2	
Operating income excluding net special items	$ 728	$ 969	(24.9%)	$ 3,348	$ 416	nm
Calculation of Operating Margin						
Operating income (loss) as reported	$ (223)	$ 930		$ 2,378	$ 225	
Total operating revenues as reported	$ 13,482	$ 13,462		$ 39,726	$ 35,783	
Operating margin	(1.7%)	6.9%		6.0%	0.6%	
Calculation of Operating Margin Excluding Net Special Items						
Operating income excluding net special items	$ 728	$ 969		$ 3,348	$ 416	
Total operating revenues as reported	$ 13,482	$ 13,462		$ 39,726	$ 35,783	
Operating margin excluding net special items	5.4%	7.2%		8.4%	1.2%	
Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items						
Pre-tax income (loss) as reported	$ (690)	$ 658		$ 1,089	$ (824)	
Pre-tax net special items:						
Mainline operating special items, net [1]	949	37		962	189	
Regional operating special items, net	2	2		8	2	
Nonoperating special items, net [2]	101	(57)		146	34	
Total pre-tax net special items	1,052	(18)		1,116	225	
Pre-tax income (loss) excluding net special items	$ 362	$ 640	(43.4%)	$ 2,205	$ (599)	nm
Calculation of Pre-Tax Margin						
Pre-tax income (loss) as reported	$ (690)	$ 658		$ 1,089	$ (824)	
Total operating revenues as reported	$ 13,482	$ 13,462		$ 39,726	$ 35,783	
Pre-tax margin	(5.1%)	4.9%		2.7%	(2.3%)	
Calculation of Pre-Tax Margin Excluding Net Special Items						
Pre-tax income (loss) excluding net special items	$ 362	$ 640		$ 2,205	$ (599)	
Total operating revenues as reported	$ 13,482	$ 13,462		$ 39,726	$ 35,783	
Pre-tax margin excluding net special items	2.7%	4.8%		5.6%	(1.7%)

GAAP to non-GAAP reconciliation

Reconciliation of Net Income (Loss) Excluding Net Special Items	3 Months Ended September 30, 2023	3 Months Ended September 30, 2022	Percent Increase (Decrease)	9 Months Ended September 30, 2023	9 Months Ended September 30, 2022	Percent Increase (Decrease)
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)		
Net income (loss) as reported	$ (545)	$ 483		$ 803	$ (676)	
Net special items:						
Total pre-tax net special items [(1), (2)]	1,052	(18)		1,116	225	
Income tax special items, net	-	-		-	(9)	
Net tax effect of net special items	(244)	13		(252)	(39)	
Net income (loss) excluding net special items	$ 263	$ 478	(45.0%)	$ 1,667	$ (499)	nm
Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items						
Net income (loss) excluding net special items	$ 263	$ 478		$ 1,667	$ (499)	
Shares used for computation (in thousands):						
Basic	654,119	650,586		653,241	650,145	
Diluted	722,087	715,985		719,956	650,145	
Earnings (loss) per share excluding net special items:						
Basic	$ 0.40	$ 0.73		$ 2.55	$ (0.77)	
Diluted [(3)]	$ 0.38	$ 0.69		$ 2.36	$ (0.77)	
Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel						
Total operating expenses as reported	$ 13,705	$ 12,532		$ 37,348	$ 35,558	
Operating net special items:						
Mainline operating special items, net [(1)]	(949)	(37)		(962)	(189)	
Regional operating special items, net	(2)	(2)		(8)	(2)	
Total operating expenses excluding net special items	12,754	12,493		36,378	35,367	
Aircraft fuel and related taxes	(3,209)	(3,847)		(9,098)	(10,369)	
Total operating expenses excluding net special items and fuel	$ 9,545	$ 8,646		$ 27,280	$ 24,998	
	(in cents)			(in cents)		
Total operating expenses per ASM as reported	18.70	18.28		17.96	18.30	
Operating net special items per ASM:						
Mainline operating special items, net [(1)]	(1.29)	(0.05)		(0.46)	(0.10)	
Regional operating special items, net	-	-		-	-	
Total operating expenses per ASM excluding net special items	17.40	18.22		17.49	18.21	
Aircraft fuel and related taxes per ASM	(4.38)	(5.61)		(4.38)	(5.34)	
Total operating expenses per ASM excluding net special items and fuel	13.02	12.61		13.12	12.87	

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1) The 2023 three and nine month period mainline operating special items, net principally included $983 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline pilots, including a one-time payment of $754 million as well as adjustments to other benefit-related items of $229 million.

The 2022 nine month period mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to the market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.

(2) Principally included charges associated with debt refinancings and extinguishments as well as mark-to-market net unrealized gains and losses associated with certain equity investments.

(3) The 2023 three and nine month period diluted earnings per share excluding net special items gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $11 million and $33 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.